EXHIBIT 23.2

SARAH LOBOSKY

Harry B. Sands, Lobosky & Co.
P.O. Box N-624
Nassau, The Bahamas

8th March 2011

Steiner Leisure Limited
Suite 104A
Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas

Ladies/Gentlemen:

Re: Annual Report on Form 10-K

We hereby consent to the use of our name in the Annual Report on Form 10-K of Steiner Leisure Limited for the year ended December 31, 2010, under "Item 1A - Risk Factors - We are not a United States Company and, as a Result, there are Special Risks."

Yours faithfully,

/s/ Sarah Lobosky

HARRY B. SANDS LOBOSKY AND COMPANY